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                                                                    EXHIBIT 99.2

                               CHEATHAM STATE BANK
                         104 WEST KINGSTON SPRINGS ROAD
                           KINGSTON SPRINGS, TN 37082

                                      PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoint(s) [___________] and [_______________], jointly and individually, as Proxies, each with the power to appoint his substitute and hereby authorize(s) them to represent the undersigned, and to vote upon all matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated in the reverse side, with full power to vote, and to cumulate votes on, all shares of Common Stock of Cheatham State Bank held of record by the undersigned on August 21, 1998, at the Bank Special Meeting of stockholders to be held on September 25, 1998, or any adjournment(s) or postponement(s) thereof. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE APPROVAL OF THE MERGER BY AND BETWEEN FIRST AMERICAN NATIONAL BANK AND CHEATHAM STATE BANK AND AT THE DISCRETION OF THE PERSONS NAMED ABOVE IN CONNECTION WITH ANY OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

                        (Continued and to be dated and signed on the other side)

1. Proposal to approve the merger between Cheatham State Bank and First American National Bank, pursuant to the Agreement and Plan of Reorganization, by and among CSB Financial Corporation, First American Corporation, First American National Bank and Cheatham State Bank.

               [ ]  FOR          [ ] AGAINST         [ ] ABSTAIN

           The Board of Directors recommends a vote "FOR" the Merger.

                                 ADDRESS CHANGE
                                 and/or comments


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                                    Sign here as name(s) appear(s) opposite.


                                    --------------------------------------------
                                                   (Signature)

                                    --------------------------------------------
                                           (Signature if held jointly)

                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If corporation or partnership, sign in full corporate or partnership name by authorized person.

                                    Dated:                 , 1998
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               Votes must be indicated (x) in Black or Blue Ink.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.